Exhibit 4.2


                                                                EXECUTION COPY

                            MARK IV INDUSTRIES, INC.


                                 $275,000,000 of
                 4 3/4% Convertible Subordinated Notes due 2004


                          Registration Rights Agreement


                                October 29, 1997


                            BEAR, STEARNS & CO. INC.

                   This Registration Rights Agreement (this "AGREEMENT") is made and entered into as of October 29, 1997 by and between Mark IV Industries, Inc., a Delaware corporation (the "Company"), and Bear, Stearns & Co. Inc. (the "INITIAL PURCHASER"). This Agreement is made pursuant to the Purchase Agreement, dated October 23, 1997 (the "PURCHASE AGREEMENT"), by and between the Company and the Initial Purchaser, pursuant to which the Company proposes to issue and sell to the Initial Purchaser $275,000,000 aggregate principal amount of its 4 3/4% Convertible Subordinate Note due 2004 (the "FIRM NOTES"). The Company also proposes to issue and sell to the Initial Purchaser not more than an additional $41,250,000 aggregate principal amount of its 4 3/4 Convertible Subordinated Notes due 2004 (the "ADDITIONAL NOTES" and, together with the Firm Notes, the "NOTES"), if requested by the Initial Purchaser as provided in Section 2 of the Purchase Agreement. In order to induce the Initial Purchaser to purchase the Notes, the Company has agreed to provide the registration rights set forth in this Agreement. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 6 of the Purchase Agreement.

                  The parties hereby agree as follows:

SECTION 1.         DEFINITIONS

                  As used in this Agreement, the following capitalized terms shall have the following meanings:

        ACT:  The Securities Act of 1933, as amended.

        BROKER-DEALER:  Any broker or dealer registered under the Exchange Act.

        COMMISSION:  The Securities and Exchange Commission.

        EXCHANGE ACT:  The Securities Exchange Act of 1934, as amended.

        HOLDERS:  As defined in Section 2(b) hereof.

        INDEMNIFIED HOLDER: As defined in Section 7(a) hereof.

        INDENTURE: The Indenture, dated as of October 29, 1997, by and between the Company and The Bank of New York, as trustee (the "TRUSTEE"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

        INITIAL PURCHASER: As defined in the preamble hereto.

        ISSUE DATE: The date of this Agreement.

        LIQUIDATED DAMAGES: As defined in Section 4.

        NASD: National Association of Securities Dealers, Inc.

        PERSON: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        PROSPECTUS: The prospectus included in any Shelf Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

        SHELF REGISTRATION STATEMENT: Any "shelf" Shelf Registration Statement of the Company pursuant to the provisions of Section 3 hereof, relating to the registration for resale of Transfer Restricted Securities on an appropriate form under Rule 415 under the Act or any similar rule that may be adopted by the Commission, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

        SHELF FILING DEADLINE: As defined in Section 3 hereof.

        SUPPLEMENT DELAY PERIOD: As defined in Section 5(c) hereof.

        TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date of the Indenture.

        TRANSFER RESTRICTED SECURITIES: Each Note and the Common Stock issuable upon conversion thereof until the first to occur of (i) the date on which such Note or the Common Stock issuable upon conversion thereof has been registered under the Act and disposed of in accordance with the Shelf Registration Statement or (ii) the date on which such Note or the Common Stock issuable upon conversion thereof has been distributed to the public pursuant to Rule 144 under the Act or (iii) October 29, 1999.

        UNDERWRITTEN REGISTRATION or UNDERWRITTEN OFFERING: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2.      SECURITIES SUBJECT TO THIS AGREEMENT

        (a) TRANSFER RESTRICTED SECURITIES. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

        (b) HOLDERS OF TRANSFER RESTRICTED SECURITIES. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "HOLDER") whenever such Person is the record owner of Transfer Restricted Securities.

SECTION 3.   SHELF REGISTRATION

        (a) SHELF REGISTRATION. The Company shall cause to be filed a Shelf Registration Statement pursuant to Rule 415 under the Act, on or prior to the 90th calendar day after the Issue Date (the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 3(b) hereof and thereafter shall use all reasonable efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 150th calendar day (plus any additional days allowed as a result of a Supplemental Delay Period) after the Issue Deadline. Subject to the commencement of any Supplemental Delay Period, the Company shall use all reasonable efforts to keep effective the Shelf Registration Statement until the earlier of two years after the Issue Date or such time as all of the applicable Transfer Restricted Securities are no longer Transfer Restricted Securities. The Company shall use all reasonable efforts to keep such Shelf Registration Statement supplemented and amended as required by the provisions of Sections 5(b)(i) and (ii) hereof to the extent necessary to ensure that it is available for resales of the Transfer Restricted Securities by the Holders entitled to the benefit of this Section 3(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Issue Date or until such earlier date on which all such Transfer Restricted Securities are no longer Transfer Restricted Securities. Notwithstanding anything to the contrary herein, the Company shall not be required to file more than one Shelf Registration Statement hereunder.

        (b) PROVISION BY HOLDERS OF CERTAIN INFORMATION IN CONNECTION WITH THE SHELF REGISTRATION STATEMENT. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 4 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 4.    LIQUIDATED DAMAGES

        If (i) the Shelf Registration Statement is not filed with the Commission on or prior to the 90th calendar day after Issue Date, then commencing on the day after such date, liquidated damages, (the "LIQUIDATED DAMAGES") shall be payable on the principal amount of the Notes at a rate of 0.25% per annum; or

        (ii) the Shelf Registration Statement is not declared effective by the Commission on or prior to the 150th calendar day after the Issue Date then, commencing on the 151st calendar day after the Issue Date, Liquidated Damages shall be payable on the principal amount of the Notes at a rate of 0.25% per annum; or

        (iii) the Shelf Registration Statement has been declared effective by the Commission and such Shelf Registration Statement ceases to be effective (without being succeeded on the same day by a post-effective amendment to such Shelf Registration Statement that cures such failure and that is immediately declared effective) or use of the Prospectus is suspended during the registration period for a time that exceeds 60 days in the aggregate during any 360 day period, then Liquidated Damages shall be payable on the principal amount of the Notes at a rate of 0.25% per annum from and including the day following such 60th day;

PROVIDED, HOWEVER, that the Liquidated Damages on the Notes may not exceed in the aggregate 0.25% per annum; PROVIDED FURTHER, HOWEVER, that (1) upon the filing of the Shelf Registration Statement (in the case of clause (i) above),
(2) upon the effectiveness of the Shelf Registration Statement (in the case of clause (ii) above), or (3) upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective or upon the termination of the suspension of the Prospectus, as applicable (in the case of clause (iii) above), Liquidated Damages on the Notes as a result of such clause, as the case may be, shall cease to accumulate.

Any amounts of Liquidated Damages due pursuant to clause (i), (ii) or (iii) above will be payable in cash on May 1 and November 1 of each year to the holders of record on the preceding April 15 or September 15, respectively.

SECTION  5.   REGISTRATION PROCEDURES

        (a) In connection with the Shelf Registration Statement, the Company shall comply with all the provisions of Section 5(b) below and shall use its best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will, in accordance with Section 3(a), prepare and file with the Commission a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof.

        (b) GENERAL PROVISIONS. In connection with any Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities the Company shall:

                              (i) use all reasonable efforts to keep such Shelf
               Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of its subsidiaries) for the period specified in Section 3 of this Agreement; and upon the occurrence of any event that would cause any such Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Shelf Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use all reasonable efforts to cause such amendment to be declared effective and such Shelf Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                              (ii) prepare and file with the Commission such
               amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective for the applicable period set forth in Section 3 hereof, or such shorter period as when all Transfer Restricted Securities covered by such Shelf Registration Statement are no longer Transfer Restricted Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Shelf Registration Statement or supplement to the Prospectus;

                              (iii) advise the underwriter(s), if any, and
               selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,
               (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes,
               (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                              (iv) furnish to each of the selling Holders and
               each of the underwriter(s), if any, before filing with the Commission, copies of any Shelf Registration Statement or any Prospectus included therein or any amendments or supplements to any such Shelf Registration Statement or Prospectus (including all documents incorporated by reference in such Registration Statement), which documents will be subject to the review of such Holders and underwriter(s), if any, for a period of at least five business days, and the Company will not file any such Shelf Registration Statement or Prospectus or any amendment or supplement to any such Shelf Registration Statement or Prospectus (including all such documents incorporated by reference) to which a selling Holder of Transfer Restricted Securities covered by such Shelf Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                              (v) concurrently with the filing of any document
               that is to be incorporated by reference into a Shelf Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document as such selling Holders or underwriter(s), if any, reasonably may request;

                              (vi) upon request and during regular business
               hours, make available at reasonable times for inspection by any Holder who purchases Transfer Restricted Securities from the Initial Purchaser in its original offering or any transferee of Transfer Restricted Securities who beneficially owns not less than $2 million in aggregate principal amount of Transfer Restricted Securities, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all material financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Shelf Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                              (vii) if requested by any selling Holders or the
               underwriter(s), if any, promptly incorporate in any Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of Transfer Restricted Securities being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                              (viii) cause the Notes covered by the Shelf
               Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

                              (ix) furnish to each selling Holder and each of
               the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                              (x) deliver to each selling Holder and each of the
               underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

                              (xi) enter into such customary agreements
               (including an underwriting agreement), and make such representations and warranties, and take all such other actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by the Initial Purchaser or by any Holder of Transfer Restricted Securities or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                           (A) furnish to the Initial Purchaser, each selling
                  Holder and each underwriter, if any, in such substance and scope as they may request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the effectiveness of the Shelf Registration Statement:

                                    (1) a certificate, dated the date of
                           effectiveness of the Shelf Registration Statement, signed by the Chairman or the President and a Vice President of the Company, dated the date of its delivery, to the effect that the conditions set forth in subsection (c) of Section 6 of the Purchase Agreement have been satisfied, that the representations and warranties of the Company set forth in Section 1 of the Purchase Agreement are accurate and certifying as to such other matters as such parties may reasonably request;

                                    (2) an opinion, dated the date of
                           effectiveness of the Shelf Registration Statement, of Counsel and Special Counsel for the Company covering the matters set forth in paragraph (a) of Section 6 of the Purchase Agreement and such other matters as such parties may reasonably request; and

                                    (3) a customary comfort letter, dated as of
                           the date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to
                           Section 6(d) of the Purchase Agreement, without exception;

                           (B) set forth in full or incorporate by reference in
                  the underwriting agreement, if any, the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and

                           (C) deliver such other documents and certificates as
                  may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause
                  (xi), if any.

                  If at any time the representations and warranties of the Company contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                              (xii) prior to any public offering of Transfer
               Restricted Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; PROVIDED, HOWEVER, that the Company shall not be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                              (xiii) cooperate with the selling Holders and the
               underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may request at least two business days prior to consummation of any sale of Transfer Restricted Securities made by such underwriter(s);

                              (xiv) use its best efforts to cause the Transfer
               Restricted Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii) above;

                              (xv) if any fact or event contemplated by clause
               (b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                              (xvi) provide a CUSIP number for all Transfer
               Restricted Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depository Trust Company;

                              (xvii) cooperate and assist in any filings
               required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Shelf Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

                              (xviii) otherwise use its best efforts to comply
               with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Securities are sold to underwriters in a firm or best efforts Underwritten Offering or
               (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                              (xix) cause the Indenture to be qualified under
               the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                              (xx) cause all Common Stock covered by the Shelf
               Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed if requested by the Holders of a majority in aggregate principal amount of Notes or the managing underwriter(s), if any; and

                              (xxi) provide promptly to each Holder upon request
               each document filed with the Commission pursuant to the requirements of Section 13 and Section 15 of the Exchange Act.

                   (c) Each Holder agrees by acquisition of a Transfer Restricted Security that such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the Shelf Registration Statement upon receipt of any notice from the Company of the existence of any fact of the kind described in subsection (b)(iii)(D) of this Section 5, or if in the good faith judgment of the Board of Directors of the Company, such disposition would adversely affect a material proposed or pending acquisition, merger, financing or other similar corporate event to which the Company is or expects to be a party, in each case, until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by subsection (b)(xv) of this
Section 5, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (the "Supplemental Delay Period"). If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Shelf Registration Statement set forth in Section 3 hereof, shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each selling Holder covered by such Shelf Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by subsection (b)(xv) of this Section 5 or shall have received the Advice.

                    (d) Each Holder of Transfer Restricted Securities shall maintain the confidentiality of any confidential information received from or otherwise made available by the Company to such Holder of Transfer Restricted Securities and identified in writing by the Company as confidential. Information that (i) is or becomes available to a Holder of Transfer Restricted Securities from a public source, (ii) is disclosed to a Holder of Transfer Restricted Securities by a third-party source who the Holder of Transfer Restricted Securities reasonably believes has the right to disclose such information or
(iii) is or becomes required to be disclosed by a Holder of Transfer Restricted Securities by law, including by court order, shall not be deemed to be confidential information for purposes of this Agreement. The Holders of Transfer Restricted Securities shall not grant access, and the Company shall not be required to grant access, to information under this Section 5(d) to any Person who will not agree in writing to maintain the confidentiality (to the same extent a Holder is required to maintain confidentiality) of any confidential information received from or otherwise made available to it by the Company or the Holders of Transfer Restricted Securities under this Agreement and identified in writing by the Company as confidential.

SECTION  6.                  REGISTRATION EXPENSES

                  (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company regardless of whether the Shelf Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing, the Shelf Registration Statement; (iv) all fees and disbursements of Counsel for the Company and subject to Section 6(b) below, the Holders of Transfer Restricted Securities;
(v) all application and filing fees in connection with listing of the Common Stock issuable upon conversion of the Notes on a national securities exchange or an automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

                  (b) In connection with any Shelf Registration Statement required by this Agreement, the Company will reimburse the Initial Purchaser and the Holders of Transfer Restricted Securities being registered pursuant to the Shelf Registration Statement, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Shelf Registration Statement is being prepared.

SECTION  7.                 INDEMNIFICATION

                  (a) The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act (each an "INDEMNIFIED HOLDER") against any and all losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Indemnified Holder expressly for use therein; and PROVIDED, FURTHER, that the Company shall not be liable to the Indemnified Holder (or any person controlling the Indemnified Holder) under the indemnity agreement in this Section 7 with respect to any Shelf Registration Statement or Prospectus, to the extent that any such loss, liability, claim, damage or expense of the Indemnified Holder (or any person controlling the Indemnified Holder) results from the fact such Indemnified Holder sold Notes to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the Shelf Registration Statement (excluding documents incorporated by reference) or of the Prospectus as then amended or supplemented (excluding documents incorporated by reference) if the loss, liability, claim, damage or expense of the Indemnified Holder (or such person controlling the Indemnified Holder) results from an untrue statement, alleged untrue statement, omission or alleged omission of a material fact contained in the preliminary prospectus, Prospectus or Shelf Registration Statement that was corrected in the Prospectus or Shelf Registration Statement, as amended or supplemented, and if the Company has previously furnished copies thereof to the Indemnified Holder. This indemnity agreement will be in addition to any liability which the Company may otherwise have, including without limitation, under this Agreement.

                  (b) The Indemnified Holder agrees to indemnify and hold harmless the Company, each director of the Company, each of the officers of the Company, and each person, if any, who controls the Company within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including but not limited to attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Indemnified Holder expressly for use therein; PROVIDED, HOWEVER, that in no case shall the Indemnified Holder be liable or responsible for any amount in excess of the amount such Indemnified Holder paid for its Notes. This indemnity will be in addition to any liability which the Indemnified Holder may otherwise have, including, without limitation, under this Agreement.

                  (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent that it has been prejudiced in any material respect by such failure). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or additional to those available to one or all of the indemnifying parties (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties. The indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel for all indemnified parties in each jurisdiction in which any claim or action is brought; PROVIDED, HOWEVER, that the indemnifying party shall be liable for separate counsel for any indemnified party in a jurisdiction, if counsel to the indemnified parties shall have reasonably concluded that there may be defenses available to such indemnified party that are different from or additional to those available to one or more of the other indemnified parties and that separate counsel for such indemnified party is prudent under the circumstances. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its written consent; PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

                  (d) In order to provide for contribution in circumstances in which the indemnification provided for in Section 7 is for any reason held to be unavailable, the Company and the Indemnified Holder shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company, any contribution received by the Company from persons, other than the Indemnified Holder, who may also be liable for contribution, including persons who control the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) to which the Company and the Indemnified Holder may be subject, in such proportions as is appropriate to reflect the relative benefits received by the Company and the Indemnified Holder from the offering of the Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7(c), in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Indemnified Holder in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Indemnified Holder shall be deemed to be in the same proportion as (x) the total proceeds from the offering of Notes (net of discounts and commissions but before deducting expenses) received by the Company and (y) the amount received by such Holder upon the sale of its Notes . The relative fault of the Company and of the Indemnified Holder shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Indemnified Holder agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by PRO RATA allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 7(d), (i) in no case shall the Indemnified Holder be required to contribute any amount in excess of the amount such Indemnified Holder paid for its Notes and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7(d), each person, if any, who controls the Indemnified Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, shall have the same rights to contribution as the Indemnified Holder, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each of the officers of the Company and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and (ii) of this Section 7(d). Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 7(d), notify such party or parties from whom contribution may be sought, but the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 7(d) or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its written consent; PROVIDED, HOWEVER, that such written consent was not unreasonably withheld.

SECTION 8.  RULE 144A

        The Company hereby agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A.

SECTION 9.  PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

        No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements. Notwithstanding anything to the contrary herein, the Company shall not be required to undertake more than one Underwritten Offering hereunder.

SECTION 10.  SELECTION OF UNDERWRITERS

        The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; PROVIDED, that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 11. MISCELLANEOUS

        (a) REMEDIES. The Company agrees that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

        (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof, except in connection with an exchange offer relating to its outstanding $250,000,000 principal amount of 72% Senior Subordinated Notes due September 1, 2007. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person, which rights remain exercisable at the date hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

        (c) AMENDMENTS AND WAIVERS. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities.

        (d) NOTICES. All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to a Holder, shall be mailed, physically delivered or telefaxed, and confirmed in writing, to such Holder at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and if sent to the Company, shall be mailed, physically delivered or telefaxed, and confirmed in writing, to Mark IV Industries, Inc. One Towne Centre, 501 John James Audubon Parkway, Amherst, New York 14226-0810 Attention: Chief Financial Officer, telecopy number: (716) 689-6098, with a copy to Lippes, Silverstein, Mathias & Wexler LLP, 700 Guaranty Building, 28 Church Street, Buffalo, New York 14202-3950, Attention: Gerald S. Lippes, Esq., telecopy number: (716) 853-5199, and with a copy to Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982, Attention: David L. Finkelman, Esq., telecopy number: (212) 806-6006.

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telefaxed; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

        (e) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

        (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        (g) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

        (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

        (i) SEVERABILITY. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

        (j) ENTIRE AGREEMENT. This Agreement together with the other Transaction Agreements (as defined in the Purchase Agreement) is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           [Signature page to follow]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        MARK IV INDUSTRIES, INC.

                                        By:_________________________
                                           Name:
                                           Title:


Accepted and agreed to as of
the date first above written:


By:  BEAR, STEARNS & CO. INC.


By:____________________________
   Name:
   Title: